UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2021

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801 New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously disclosed, on May 19, 2021 (the “Petition Date”), Hospitality Investors Trust, Inc. (“HIT”) and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP” and, together with HIT, the “Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Hospitality Investors Trust, Inc., et al. (Case No. 21-10381 (CTG)). Additional information about the Chapter 11 Cases is available at the Debtors’ restructuring website at https://dm.epiq11.com/HospitalityInvestorsTrust.

On June 23, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) among other things, confirming the joint prepackaged Chapter 11 plan of reorganization previously filed by the Debtors with the Bankruptcy Court (the “Plan”). The Plan is substantially in the form and substance attached as an exhibit to the restructuring support agreement (the “RSA”) entered into on the Petition Date among the Debtors and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (together with its affiliates, the “Brookfield Investor”), the holder of the sole issued and outstanding share of HIT’s preferred stock designated as the Redeemable Preferred Share, par value $0.01 per share (the “Redeemable Preferred Share”), and all of the issued and outstanding units of limited partner interest in the OP entitled “Class C Units” (“Class C Units” and, together with the Redeemable Preferred Share, the “Existing Preferred Interests”). A copy of the Confirmation Order and a copy of the Plan as confirmed are attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

On June 30, 2021 at 11:59 p.m. Eastern Time (the “Effective Date”), all conditions precedent to the effectiveness of the Plan had been satisfied or waived, and the Plan became effective.

As of the Effective Date, pursuant to the Plan, among other things:

•	the Existing Preferred Interests, together with the loans outstanding under the DIP Facility (as defined below), were converted into 100% of the shares of common stock of the reorganized HIT (the “New Common Stock”) except that 2% of the Class C Units in the OP held by the Brookfield Investor were canceled in exchange for new partnership units in the reorganized OP;

•	all trade and other claims against the Debtors (whether arising prior to or after the commencement of the Chapter 11 Cases) were reinstated or paid in full in the ordinary course of business;

•	HIT’s Amended and Restated Employee and Director Incentive Restricted Share Plan was terminated and all awards outstanding thereunder, including vested and unvested restricted stock units (“RSUs”), were cancelled and settled in shares of common stock of HIT (“Old Common Stock”), as provided in the Plan;

•	as further described in Item 1.01 of this Current Report on Form 8-K under the caption “Entry into CVR Agreement,” each share of Old Common Stock outstanding immediately prior to the effectiveness of the Plan was cancelled and (except for 37,620 shares of Old Common Stock held by the Brookfield Investor) exchanged for a right to receive contingent cash payments (each such right, a “CVR”) pursuant to a contingent value rights agreement entered into on the Effective Date in the form attached as an exhibit to the Plan (the “CVR Agreement”); and

•	the Debtors and the Brookfield Investor, as well as their agents and affiliates, among other parties, granted customary mutual releases to one another in connection with their conduct both prior to and during the Chapter 11 Cases.

Prior to the Effective Date, HIT had 39,082,624.675 shares of Old Common Stock issued and outstanding, which did not include 1,005,327.416 shares of Old Common Stock issued on the Effective Date in respect of settlement of cancelled RSUs. Pursuant to the Plan, following the Effective Date, reorganized HIT had 39,082,624.67 shares of New Common Stock issued and outstanding. In addition, on the Effective Date, there were 40,050,332.091 CVRs held by former holders of Old Common Stock. Prior to the Effective Date, the OP had 39,082,624.675 partnership units issued and outstanding held by HIT that corresponded to each issued and outstanding share of Old Common Stock and 30,858,434.60 Class C Units issued and outstanding, all of which were held by the Brookfield Investor. Pursuant to the Plan, following the Effective Date, the reorganized OP had a total of 39,617,783 partnership units issued and outstanding.

Item 1.01 Entry Into Material Definitive Agreement.

Entry into Exit Facility

On June 30, 2021, pursuant to the Plan, the Debtors entered into a credit agreement for a revolving credit facility with the Brookfield Investor (the “Exit Facility”). Subject to certain conditions, the Debtors may borrow up to $60 million under the Exit Facility. Amounts borrowed under the Exit Facility can be used by the Debtors for their own and their subsidiaries’ working capital and general corporate purposes as well as to pay interest and fees payable under or in connection with the Exit Facility.

The Exit Facility is secured by all cash in the deposit and security accounts of the Debtors and other assets of the Debtors, but not the equity or assets of any of their subsidiaries (including non-debtor subsidiaries that serve as borrowers under the property-level mortgage loans).

Loans under the Exit Facility mature on June 30, 2024, the third anniversary of the Effective Date.

Loans under the Exit Facility bear interest at a rate of 15% per annum, payable in cash. Interest may also be payable in kind if no cash is available to make the applicable interest payment after taking into account the actual cost of any contractually required property improvement plans and contractual reserves and without requiring the Debtors to incur additional indebtedness, issue additional securities or consummate asset sales.

The Exit Facility contains affirmative and negative covenants, representations and warranties, and events of default typical for a credit facility of this type. The negative covenants include restrictions on the Debtors’ and their subsidiaries’ ability to, among other things, incur additional indebtedness, create liens, pay dividends or other distributions and repurchase stock, make investments, engage in mergers, consolidations, sales of assets and acquisitions, and enter into transactions with shareholders and affiliates, in each case subject to customary exceptions for a credit facility of this type.

The Exit Facility also provides that the Brookfield Investor may, at its election in its sole discretion, convert the Exit Facility and any loans under the Exit Facility into perpetual, redeemable preferred equity with a coupon equal to the interest rate payable under the Exit Facility, and otherwise on the same terms as set forth in the Exit Facility, with such modifications and revisions as may be necessary to reflect such conversion.

The summary of the terms of the Exit Facility above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Entry into CVR Agreement

Pursuant to the Plan, holders of shares of Old Common Stock at the Effective Date received one CVR in exchange for each share of Old Common Stock. The CVRs will be administered pursuant to the CVR Agreement, which was entered into on the Effective Date pursuant to the Plan among HIT, Computershare, Inc. and its subsidiary, Computershare Trust Company, N.A., as CVR agent.

Each CVR evidences the holder’s right to receive payments, if any, in an amount based on the future value of 98 of the 100 hotels and related assets owned by HIT on the Effective Date (the “CVR Asset Pool”). The CVR Asset Pool will be owned, directly or indirectly, by the reorganized OP or another subsidiary of reorganized HIT (“CVR Holding Company”). As described further below, payments to CVR holders will only occur if certain thresholds and returns of and on capital to the Brookfield Investor have been met. Payments to CVR holders, if any, will be made on the fifth anniversary of the Effective Date (or, if extended by HIT’s board of directors, in its sole discretion, the seventh anniversary of the Effective Date), unless a monetization event, if any, occurs earlier. A monetization event would include the consummation of a corporate-level change of control or the sale or disposition of all or substantially all of the assets included in the CVR Asset Pool (defined as the sale or disposition of at least 80% of the number of hotels in the CVR Asset Pool following the Effective Date).

The value of the CVR Asset Pool that serves as a basis for calculating the amount that may become payable to the CVR holders includes, subject to certain adjustments, the net proceeds from the sales of hotels in the CVR Asset Pool and the value of any unsold hotels and other assets (as determined by an independent third party), reduced by any amounts outstanding under the Exit Facility and any other contributions and loans made to the CVR Holding Company by the Brookfield Investor, as well as expenses incurred by HIT in connection with payments made to CVR holders. Prior to any payments to CVR holders, the value of the CVR Asset Pool will first be applied to (i) an amount approximately equal to $30.0 million (the “DIP Facility Amount”), representing the amount, as adjusted for the exclusion from the CVR Asset Pool of two joint venture interests in hotels owned by HIT on the Effective Date, of outstanding principal and accrued interest and other obligations through and including the Effective Date under the DIP Facility that were cancelled and converted into New Common Stock on the Effective Date, and (ii) an amount equal to approximately $395.3 million (the “Class C Unit Amount”), representing the sum, as adjusted for the exclusion from the CVR Asset Pool of two joint venture interests in hotels owned by HIT on the Effective Date, of (A) the purchase price paid by the Brookfield Investor to the OP to acquire Class C Units (approximately $380.0 million), plus (B) the 7.5% per annum quarterly cash distributions that would have been payable on December 31, 2020 and March 31, 2021 if the limited partnership agreement of the OP had not been amended on December 24, 2020 and March 30, 2021, plus (C) the accrued and unpaid cash distributions payable on Class C Units through and including the Petition Date.

The maximum amount of payments made per CVR will not be permitted to exceed $6.00. The maximum amount may allow a former holder of a share of Old Common Stock with a tax basis greater than $6.00 that received a CVR to claim a loss for the difference. However, the law is uncertain and holders should discuss the tax impact of the conversion of Old Common Stock to CVRs with their own tax advisors.

Payments to holders of the CVRs are subject to the Adjusted EBITDA (as defined in the CVR Agreement) of the applicable portion of the CVR Asset Pool exceeding a specified threshold for the prior 12-month period.

Subject to these conditions, holders of CVRs will be entitled to receive (i) 6.0% of any remaining value of the CVR Asset Pool until 94.0% of such remaining value equals a return of 15.0% per annum, accruing from the Effective Date and compounding quarterly, on the DIP Amount balance from time to time, (ii) 6.0% of any remaining value of the CVR Asset Pool until 94.0% of such remaining value equals a return of 12.5% per annum, accruing from the Petition Date and compounding quarterly, on the Class C Unit Amount balance from time to time, and (iii) 25.0% of any remaining value of the CVR Asset Pool.

There can be no assurance, however, that any payments will be made with respect to the CVRs or in what amounts. The potential value of the CVRs is speculative, and the CVRs may ultimately have no or minimal value.

During the term of the CVR Agreement prior to the payment or maturity of the CVRs, at least one director of HIT must be independent under the listing rules of the New York Stock Exchange and HIT will be subject to certain restrictions on:

•	actions for the primary purpose of causing the requirements for payment of the CVRs not to be satisfied;

•	taking any action or entering into any agreement that is disproportionately adverse to the economic interests of the holders of the CVRs when compared to the holders of the New Common Stock without the approval of the independent director (or if there are more than two independent directors, a majority of the independent directors); and

•	engaging in certain types of transactions with an affiliate or a related party excluding, among other transactions, transactions entered into on an arm’s-length basis on terms that are no less favorable to HIT or the applicable subsidiary thereof than those that can be obtained from an unaffiliated third party.

The CVRs will not be transferable, except in limited instances such as upon death of the holder, to a trust for certain estate planning purposes and by operation of law, and they will not be securities or otherwise subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or result in HIT being required to register under the Exchange Act.

Following the Effective Date, HIT intends to suspend its reporting obligations under the Exchange Act and therefore will no longer file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports required of companies subject to the on-going requirements of the Exchange Act. Pursuant to the CVR Agreement, HIT will be required to make certain quarterly and annual financial information about the CVR Asset Pool available to holders of CVRs on a confidential basis.

The summary of the terms of the CVR Agreement above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CVR Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

A&R LPA

On the Effective Date, pursuant to the Plan, HIT, in its capacity as general partner and a limited partner, and the Brookfield Investor, in its capacity as a limited partner, entered into an amendment and restatement of the agreement of limited partnership of the OP (the “A&R LPA”). Pursuant to the A&R LPA, all provisions related to the terms of the Class C Units and the structure and other terms of the Brookfield Investor’s investment in the Debtors prior to the Effective Date, as well as various provisions associated with the OP serving as the operating partnership of a public REIT, were removed. In addition, BSREP II Hospitality II Special GP OP LLC, an affiliate of the Brookfield Investor that served as the special general partner of the OP, executed the A&R LPA for the sole purpose of withdrawing as a partner.

The description of the terms of the A&R LPA above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R LPA, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the “Introductory Note” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

As previously disclosed, on May 25, 2021, following approval of the Bankruptcy Court, the Debtors entered into a super-priority senior secured debtor-in-possession term loan agreement (the “DIP Facility”) with the Brookfield Investor, as lender, providing for a commitment of up to $65.0 million, of which HIT was authorized to borrow, and borrowed, $30.0 million on an interim basis. As discussed above in the “Introductory Note,” pursuant to the Plan, approximately $30.4 million in outstanding principal and accrued interest and other obligations through and including the Effective Date under the DIP Facility were cancelled and converted into New Common Stock on the Effective Date, when the DIP Facility terminated automatically in accordance with its terms. Please see the Current Report on Form 8-K filed by HIT with the SEC on May 25, 2021 for further information regarding the DIP Facility.

Item 1.03. Bankruptcy or Receivership.

The information set forth in the “Introductory Note” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.03.

In the Debtors’ most recent monthly operating report for the month of May 2021 filed with the Bankruptcy Court on June 30, 2021, the Debtors reported total assets of approximately $37.0 million and total liabilities of approximately $38.2 million as of May 31, 2021. This financial information has not been audited or reviewed by HIT’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information does not reflect the assets and liabilities of the Debtors’ subsidiaries, which are the direct owners and direct obligors of substantially all the assets and liabilities of HIT on a consolidated basis. This information should not be viewed as indicative of future results.

Item 3.02. Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan and in reliance on the exemption from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code, if applicable, or pursuant to Section 4(a)(2) of the Securities Act, HIT issued a total of 39,082,624.67 shares of New Common Stock to the Brookfield Investor.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the “Introductory Note” of this Current Report on Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Entry into CVR Agreement” and the information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the “Introductory Note” of this Current Report on Form 8-K and the information set forth in Item 5.02 of this Current Report on Form 8-K under the caption “Board of Directors” is hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On the Effective Date, pursuant to the Plan and in accordance with the A&R Charter (as defined below), the board of directors of HIT will consist of four directors selected by the Brookfield Investor: Bruce G. Wiles, Stephen P. Joyce, Amy Lancaster and Shai Zelering. Accordingly, Jonathan P. Mehlman, Lowell G. Baron, Edward A. Glickman, Stanley R. Perla and Abby M. Wenzel (representing all of the existing directors of HIT except for Messrs. Wiles and Joyce) ceased to be directors of HIT on the Effective Date.

The board of directors of HIT will no longer have committees following the Effective Date.

Mr. Joyce, who is an independent director under the New York Stock Exchange listing rules, is anticipated to receive annual compensation of $145,000 for serving as a director. Messrs. Wiles and Zelering, who are managing partners of Brookfield Asset Management Inc. (“BAM”), an affiliate of the Brookfield Investor, and Ms. Lancaster, who is a Senior Vice President at BAM, will not receive compensation for serving as directors of HIT.

Transactions involving the Debtors, on the one hand, and the Brookfield Investor, on the other hand, that are reportable under Item 404(a) of Regulation S-K are described in HIT’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021, HIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021, HIT’s Current Report on Form 8-K filed with the SEC on May 19, 2021, HIT’s Current Report on Form 8-K filed with the SEC on May 25, 2021 and this Current Report on Form 8-K.

Executive Officers

As previously disclosed, prior to the Petition Date, HIT entered into a general release and waiver agreement with its chief executive officer, Jonathan P. Mehlman (the “Separation Agreement”) and amendments to its employment agreements with its other two executive officers — Paul C. Hughes, HIT’s general counsel and secretary, and Bruce A. Riggins, HIT’s chief financial officer and treasurer. Pursuant to the Plan, HIT assumed the Separation Agreement and HIT’s existing employment agreements, as amended, with each of its current executive officers. Accordingly, there are no changes to the executive officers of HIT following the Effective Date, except that (i) Mr. Riggins replaced Mr. Mehlman as HIT’s president effective as of the Effective Date while remaining HIT’s chief financial officer and treasurer, and (ii) to the extent the Separation Agreement provides that Mr. Mehlman will continue to serve as the chief executive officer of HIT until his employment terminates in accordance with the Separation Agreement effective on July 15, 2021, the tenth business day after the Effective Date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A&R Charter

On June 30, 2021, pursuant to the Plan, HIT filed an amendment and restatement of its charter (as so amended and restated, the “A&R Charter”) with the State Department of Assessments and Taxation of the State of Maryland, which became effective on the Effective Date.

The amendments contained in the A&R Charter, among other things:

•	remove the terms of the Redeemable Preferred Share, which was cancelled pursuant to the Plan;

•	remove all provisions that were included in HIT’s charter to comply with the NASAA REIT Guidelines in connection with HIT’s initial public offering of common stock not listed on a national securities exchange; and

•	add provisions that, for so long as required under the CVR Agreement, at least one director of HIT must be independent under the listing rules of the New York Stock Exchange and HIT will be subject to certain restrictions on taking any action or entering into any agreement that is disproportionately adverse to the economic interests of the holders of the CVRs when compared to the holders of the New Common Stock or filing a voluntary petition for relief under the Bankruptcy Code without the approval of the independent director (or if there are more than two independent directors, a majority of the independent directors).

The A&R Charter reclassified the Redeemable Preferred Share, which was no longer issued or outstanding after the Effective Date, as a share of preferred stock, par value $0.01 per share, without further designation. No other changes were made to HIT’s authorized capital stock, which is a total of 350,000,000 shares, consisting of 300,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

The description of the terms of the A&R Charter above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Charter, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

A&R Bylaws

On the Effective Date, pursuant to the Plan, HIT amended and restated its bylaws (as so amended and restated, the “A&R Bylaws”).

The amendments contained in the A&R Bylaws, among other things:

•	remove all provisions related to the terms of the Redeemable Preferred Share, which was cancelled pursuant to the Plan, and the structure and other terms of the Brookfield Investor’s investment in the Debtors prior to the Effective Date;

•	change the voting standard for the election of directors from a majority of the shares of stock entitled to vote and present in person or by proxy at the annual meeting to a plurality of all votes cast at a meeting;

•	remove provisions related to the advance notice of stockholder nominees for director and other stockholder proposals;

•	add a provision that, unless HIT consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for stockholder derivative actions and certain corporate claims; and

•	add a provision that, unless HIT consents in writing to the selection of an alternative forum, the United States District Court for the District of Maryland, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The description of the terms of the A&R Bylaws above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements. In addition, HIT’s management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect HIT’s current expectations and assumptions regarding HIT’s business, the economy and other future events and conditions and are based on currently available financial, economic, and competitive data and HIT’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect HIT’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of HIT’s other filings with the SEC. While HIT believes its assumptions are reasonable, HIT cautions against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for HIT to anticipate all factors that could affect HIT’s actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the effectiveness of the overall restructuring activities pursuant to the RSA and the Chapter 11 Cases and any additional strategies that HIT may employ to address its liquidity and capital needs; restrictions due to the terms of the Exit Facility or any similar facility or instrument HIT enters into or issues following the Effective Date, and restrictions imposed by the applicable courts; HIT’s ability to achieve operating results that will allow for further reductions of HIT’s indebtedness; HIT remain subject to continued impacts of the coronavirus pandemic, decreases in travel and economic activity, and other changes that could result in lower demand for HIT’s hotel rooms and increasing expenses, as well as potential difficulties obtaining any additional capital HIT may need to fund its on-going operations and achieve its strategic goals; the other factors described in HIT’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021, HIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021, and all other filings HIT makes with the SEC after that date. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements speak only as of the date on which they are made. Factors or events that could cause HIT’s actual results to differ may emerge from time to time. HIT undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Findings of Fact, Conclusions of Law, and Order (A) Approving Prepetition Soliciation Procedures, (B) Approving Adequacy of Disclosure Statement, and (C) Confirming Joint Prepackaged Chapter 11 Plan for Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P.

2.2	Joint Prepackaged Chapter 11 Plan for Hospitality Investors Trust, Inc., and Hospitality Investors Trust Operating Partnership, L.P.

3.1	Articles of Amendment and Restatement of Hospitality Investors Trust, Inc.

3.2	Bylaws of Hospitality Investors Trust, Inc.

10.1	Credit Agreement, dated as of June 30, 2021, by and among Hospitality Investors Trust, Inc. and Hospitality Investors Trust Operating Partnership, L.P., as borrowers, and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, as lender, administrative agent and collateral agent.

10.2	Contingent Value Rights Agreement, dated as of June 30, 2021, by and between Hospitality Investors Trust, Inc., and Computershare, Inc. and its subsidiary, Computershare Trust Company, N.A., as CVR agent

10.3	Amended and Restated Agreement of Limited Partnership of Hospitality Investors Trust Operating Partnership, L.P., dated as of June 30, 2021, by and among Hospitality Investors Trust, Inc., as general partner and as limited partner, Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, as a limited partner, and BSREP II Hospitality II Special GP OP LLC, solely for limited purposes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	HOSPITALITY INVESTORS TRUST, INC.

	By:	/s/ Bruce A. Riggins
Bruce A. Riggins
President, Chief Financial Officer and Treasurer